
POWERCATS
TWIN VEE
Nasdaq | VEEE

FORWARD LOOKING STATEMENTS

This presentation contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our strategy, future operations, future financial position, future revenue, prospects, plans, objectives of management and expected market growth are forward looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the "forward looking statements."

The words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. These "forward looking statements" are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our "forward looking statements," so you should not place undue reliance on our "forward looking statements." Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward looking statements we make. We have based these "forward looking statements" largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, both of which have been filed with the Securities and Exchange Commission ("SEC"). "Forward looking statements" contained in this presentation are made as of this date, and we undertake no duty to update such information except as required under applicable law. You may access these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.

The "forward looking statements" included in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these "forward looking statements" at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these "forward looking statements" as representing our views as of any date subsequent to the date of this presentation.

This presentation contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this presentation from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industry in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

COMPANY OVERVIEW

- Over 27 Years of designing, building, and selling boats, Twin Vee PowerCats has become one of the most recognizable names in the power catamaran sport boat category
- Known as ***"THE BEST RIDING BOATS ON THE WATER"***
- Continued investments in product development, facility expansion, and advanced manufacturing techniques places Twin Vee at the forefront of marine innovation.
- Current facility is over 80,000 square feet of manufacturing space with an additional planned 35,000 - 40,000 square feet to increase production capacity.
- Company focus on product development, dealer expansion, and brand awareness.
- An established and expanding portfolio of products, with larger models entering production.
- An early entrance into the EV boat market, our current infrastructure, and industry standing positions us to ramp up development, production, and sales of our electric boat division.

NASDAQ IPO – *YEAR ONE*

- **July 2021** – Twin Vee began trading on Nasdaq as a listed company.
- Growing business adding new models, expanding market share.
- Twin Vee reported an 83% increase in revenue for Q1 of 2022 compared to Q1 2021.
- Twin Vee reported a 43% increase in revenue for the year ended December 31, 2021 compared to year ended 2020.
- Electric boat division is near final development and testing on its Forza FX1 center console and FX1 dual console.



NASDAQ CONGRATULATES
TWIN VEE POWERCATS CO
ON THEIR IPO!
TWIN VEE
POWERCATS CO.
VEEE NasdaqListed
Nasdaq

GFX MODEL LINE UP



240 GFX CENTER CONSOLE
300HP | $140,000*



240 GFX DUAL CONSOLE
280HP | $135,000*



240 SE GFX DUAL CONSOLE
280HP | $145,000*


New!

260 GFX CENTER CONSOLE
300HP | $185,000*



280 GFX CENTER CONSOLE
600HP | $285,000*


New!

280 GF CENTER CONSOLE
600HP | $205,000*



340 GFX CENTER CONSOLE
700HP | $360,000*


New!

400 GFX CENTER CONSOLE
1400HP | $800,000*

**Models have various pricing according to options, electronics, and configuration*

CATAMARAN SCIENCE = *THE BEST RIDING BOATS ON THE WATER*



SMART MARINE ENGINEERING

- Twin hull design breaks up incoming water
- Creates aeration and reduces friction
- The aerated water accelerates and passes through the narrowing tunnel
- The water velocity increases
- The aeration of water between the hulls forms a water-cushioned suspension for the boat

SUMMARY

- Monohulls act like a spoon pushing the boat through the water
- Twin hull boats act like two knives cutting through the water

U.S. BOATING ECOSYSTEM

Sales of boats, marine products and service across the country leaped to a 13-year high in 2020 to $47 billion, increasing 9% from the prior year, according to the **National Marine Manufacturers Association.**


140 MILLION
people go boating annually; 50% are under 40 years old
47 BILLION
13-year high sales in 2020
310 THOUSAND
New boats sold annually estimated by the end of 2021

GROWING DEALER NETWORK



WAREHAM
THE MULTIHULL SOURCE
NORWALK
TOTAL MARINE
TUCKERTON
TOTAL MARINE
GRASONVILLE
TOTAL MARINE
VERMILION
V M
GOLDSBORO/
CEDAR POINT
PERFORMANCE EAST INC
MURRELLS INLET
UNITED MARINE
VIP BOATS AND YACHTS
FREEPORT
Paradise Marine Center
N. GULF SHORES
TheShips Chandler
FREEPORT/ DESTIN
WEFINGS MARINE
EASTPOINT
CRYSTAL RIVER
BOAT & MOTOR SUPERSTORES
PALM HARBOR
PALMETTO
RYCO MARINE
FORT MYERS
CAPE CANAVERAL
PORT CANAVERAL MARINE
PALM BAY
BOAT & MOTOR SUPERSTORES
STUART
POMPANO BEACH
BOATHOUSE MARINE CENTER POMPANO BEACH
ISLAMORADA
SEVEN SPORTS MARINE

2022

25 locations

ANNUAL REVENUE FROM BOAT SALES


$10,433,000
$11,059,000
$15,758,000
Q4
$5,133,000
Q3
$4,119,000
Q2
$3,298,000
Q1
$3,208,000
83%
Q1
$5,865,000
2019
2020
2021
2022

ANNUAL BOAT UNIT PRODUCTION


115 UNITS
97 UNITS
123 UNITS
Q4
36 UNITS
Q3
31 UNITS
Q2
29 UNITS
Q1
27 UNITS
48%
Q1
40 UNITS
2019
2020
2021
2022

400 GFX CENTER CONSOLE


TWIN VEE

NEW FLAGSHIP MODEL

L.O.A. HULL 40’	BEAM 12’
DRAFT 27”	FUEL 800GAL
DRY WEIGHT 14,500LBS	WATER 60GAL
MAX HP 1,400	LIVEWELLS 3

CURRENTLY TAKING PREORDERS

INTRODUCING THE FUTURE OF BOATING

FX1 CENTER CONSOLE


FORZA X1



FX1 DUAL CONSOLE


FORZA X1

THE **FORZA X1** MISSION IS THE PRODUCTION OF AN AFFORDABLE ALL-ELECTRIC RECREATIONAL BOAT, WITHOUT COMPROMISING PERFORMANCE, SPEED, OR COMFORT.

FORZA X1

THE FX1 HELM TECHNOLOGY

TOUCHSCREEN AND MASTER COMMAND

We have reimagined and modernized the helm through centralizing the traditional standard controls. The FX1 switches, gauges and control buttons are programed into our 22'' inch touch screen, utilizing a customized graphical interface




Strange Cruising - Marieby - When Givers Prove Unkind
GARMIN

FORZA & GARMIN HELM

- Auto Pilot
- Power controls
- Depth
- Fish Finder
- GPS
- Sonar
- Fully Integrated Mobile Application

PERFORMANCE DATA

- Realtime Range Estimate
- Battery Temperature Sensor
- Battery Health Monitor
- Charge to full indicator
- Top and Average Speed
- Operational Efficiency


FORZA X1
GPS
FORZA X1
FX1 Center Console
System Status
ACTIVE
Location
Fort Pierce, FL
Battery Level - 86%
FORZA X1
Boat Hours
6
Trim
6.2
Mode
ECO
12v Battery
13.1v
Battery Temp
75°
Water Depth
50ft
Water Temp
78°
Power

DIRECT-TO-CONSUMER ALL DIGITAL
WEB & APP PLATFORM


BACK
VIEW SPECS
LUNA WHITE
[choose a color below]
Order Now


FORZA X1
Menu
HULL COLOR
UPHOLSTERY COLOR
BUILD & PRICE


FORZA X1
ONLINE FINANCING
120 mos. | $x,xxx down payment
MSRP $xxx,xxx
Trade-In Value $xxx,xxx
Optional Acc. $xxx,xxx
Taxes & Fees $xxx,xxx
Total Amount $xxx,xxx
APPLY NOW


FORZA X1
SCHEDULE DELIVERY


FORZA X1
Menu
SERVICE & SUPPORT
CALL
EMAIL
SERVICE
WEBSITE
DIRECTIONS

Forza Frictionless Buying Experience

Non-contact consumerism has brought the customer buying experiences to a new level that we believe will continue to evolve..

Build & Price

Choose your model, hull color, upholstery, and media to personalize your FX1.

Finance

Digitally sign all required documentation to complete your purchase.

Home Delivery

Scheduling and communication accomplished through our web or mobile app

Service & Support

Create industry leading customer satisfaction and strong brand loyalty.

**Currently in the initial design phase of development*

1 → 2 → 3 → *Go Boating!*

NOTABLE CUSTOMERS

COMMERCIAL USE VESSELS

- Navy Seals
- Florida Oceanographic
- Harbor Branch Oceanographic
- Florida Fish and Wildlife Commission
- Sea Tow
- Kimpton SeaFire
- Sandals Resort
- StingRay Watersports
- Shark Addicts - Jupiter, Florida
- Bimini Shark Lab

MEDIA PRODUCTIONS

- James Bond Film
- Pirates of the Caribbean
- Chasing Mavericks
- Guy Harvey Project
- Big Wave Photography



THE MANAGEMENT TEAM

JOSEPH VISCONTI
CEO/ PRESIDENT

Mr. Visconti has been our Chief Executive Officer, President and a director since July 2015. With over 25 years of executive level operational and financial experience, Mr. Visconti has experience building teams of professionals with a focus on product development and bringing those products to market.

PRESTON YARBOROUGH
VICE PRESIDENT/ DIRECTOR

Mr. Yarborough brings over 23 years of marine experience to our team. In addition to his positions of Vice President and Director of Product Development, he holds a seat on the Board of Directors of Twin Vee Catamarans, Inc. For the last several years, Mr. Yarborough has led the design, development and production of all of our models and boats that we have sold.

CARRIE GUNNERSON
CHIEF FINANCIAL OFFICER

Ms. Gunnerson served as the President and Chief Executive Officer of Art's Way Manufacturing Co., Inc. ('Art's Way") from October 18 2007 until July 21, 2020, as its Chief Financial Officer from July 2004 until January 2012 and interim from September 2012 until January 22, 2015 and again from May 31, 2018 until February 1, 2020.

LORETTA BALL
DIRECTOR OF OPERATIONS

Ms. Ball joined Twin Vee in 2011 and is currently the Director of Operations. She provides sales, warranty, and information about Twin Vee products to dealers and customers. Before joining the Company, Ms. Ball was involved with the high-performance side of boating.

GLENN SONODA
CORPORATE SECRETARY/ INVESTOR RELATIONS

Mr. Sonoda has been with Twin Vee since 2015 and currently serves as the Company's Corporate Secretary and head of Investor Relations. He graduated from the William S. Richardson School of Law in 2007 and is a member of the Florida Bar Association. Before joining Twin Vee, Mr. Sonoda worked for Palm Beach County.

JOHN PLANTY
DIRECTOR OF NATIONAL SALES

Mr. Planty joined Twin Vee as its Director of National Sales in 2022 to help the Company expand its dealer network and strengthen Twin Vee's relationship with its dealers. He was previously the COO at Freeman Boatworks for over four years and significantly reduced build times and has over twenty-years of leadership in business and the marine industry.

FRANK SMITH
DIRECTOR OF MARKETING

Mr. Smith leads our marketing department. He brings over 15 years of experience developing and executing creative marketing strategies with a focus on leading organizational change, developing competitive advantage, and innovative growth.

TIMOTHY WHYBREW
SUPPLY CHAIN MANAGER

Mr. Whybrew has spent over 25 years working as a senior operations executive in various capacities. Mr. Whybrew brings approximately 30 years of team building and management experience to help drive the operational efficiencies required to maintain manufacturing schedules. One of his key focus points is driving the level of quality customers desire from our product line

INCOME STATEMENTS

	FOR THE QUARTER ENDED MARCH 31		FOR THE FISCAL YEAR ENDED DECEMBER 31	
	2022	2021	2021	2020
Net Sales	$5,886,000	$3,207,643	$15,774,170	$11,063,619
Cost of Products Sold	$3,451,646	$1,719,737	$9,498,384	$6,289,316
Gross Profit	$2,434,354	$1,169,234	$6,275,786	$4,774,303
Total Operating Costs	$3,482,507	$1,333,144	$7,906,507	$4,053,469
Income / (loss) from Operations	($1,048,153)	$154,762	($1,630,721)	$720,834
Total Other Income (expense), Net	($143,164)	$22,813	$619,712	$450,243
Net Income (loss) Before Income Tax Expenses	($1,191,317)	$131,949	($1,011,009)	$1,171,077
Basic and Diluted Gain Income / (loss) Per Common Share	(.17)	.03	(0.19)	.30
Weighted Average Common Shares Outstanding	7,000,000	4,000,000	5,331,400	4,000,000

BALANCE SHEET DATA

	AS OF MARCH 31, 2022
	Actual
Balance Sheet Data	
Cash and Marketable Securities	$11,039,423
Current Assets	$12,606,264
Current Liabilities	$3,122,630
Total Stockholders' Equity	$15,733,215
Working Capital	$9,483,634

INVESTMENT SUMMARY

- A nationally recognized sport boat manufacturer that has been designing, building and selling boats for over 27 years.
- A seasoned and experienced leadership team of engineers, designers, and boat builders developing and introducing new and innovative products year after year.
- Five new models were introduced since 2019, including the largest Twin Vee to date, a 400 GFX that will retail for over $800,000.
- An established and growing national network of boat dealers that market, sell and support our boats.
- Market conditions and post pandemic behaviors have shifted to families and friends choosing outdoor activities, limited social contact activities and recreational adventures which we see continue to drive the demand for recreational vehicles and boats.
- Twin Vee has the top-quality factory infrastructure, skilled workforce, supply chain vendors and the national distribution supporting increased production and unit output.
- Plans are underway to add approximately 35,000 – 40,000 square feet to the Twin Vee facility allowing an additional line of production.
- As the world continues the transition to electric vehicles, Twin Vee's wholly owned subsidiary Forza X1 has completed the design, development and much of the prototyping and testing. Forza X1 is tooling the molds for its FX1 dual console and FX1 center console. We believe these initial two models will be the future of boating due to their design, technology, power, performance, and affordability.
- A strong balance sheet, increased production and revenue year over year.